SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	November 8, 2007
Crystal River Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01           Entry Into a Material Definitive Agreement

On November 8, 2007, Crystal River Capital, Inc. (the "Company") entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with Brascan (US) Corporation, as lender (the "Lender").  The Amended Credit Agreement replaces the original credit agreement between the Company and the Lender, which was entered into on August 9, 2007 (the “Original Credit Agreement”).  The Lender is an affiliate of the Company's external manager.

The Amended Credit Agreement is a revolving credit facility and the principal amount of advances thereunder may not exceed $100 million.  The Amended Credit Agreement supersedes the Original Credit Agreement and amends it in the following respects:

•	the commitment of the Lender to make additional advances under the Amended Credit Agreement will expire on November 8, 2008 (changed from August 9, 2008 in the Original Credit Agreement);
•
interest under the Amended Credit Agreement will equal either (i) 2.50% (reduced from 4.00%) plus LIBOR for the applicable interest period for Eurodollar loans or (ii) 2.50% (reduced from 4.00%) plus the Lender's cost of funds for such advance;

•	the Amended Credit Agreement revises certain covenants that were contained in the Original Credit Agreement, including certain covenants relating to the Company’s financial condition; and
•	the Amended Credit Agreement requires the Company to pledge limited collateral to be agreed upon by the Company and the Lender.

The foregoing brief description of the amended terms and conditions contained in the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Revolving Credit Agreement between Brascan (US) Corporation, as Lender, and Crystal River Capital, Inc., as Borrower, dated as of November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crystal River Capital, Inc.

November 14, 2007	By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1           Amended and Restated Revolving Credit Agreement between Brascan (US) Corporation, as Lender, and Crystal River Capital, Inc., as Borrower, dated as of November 8, 2007.